PIONEER POWER SOLUTIONS, inc. 8-K

Exhibit 99.1

Pioneer Power Secures $3.5 Million Order for Redundant Power Center in Hawaii

Customized Solution Provides Secure, Redundant Power to

Shipping Terminal Expansion Infrastructure Upgrade

Fort Lee, NJ, December 10, 2020 / PRNewswire / – Pioneer Power Solutions, Inc. (Nasdaq: PPSI) ("Pioneer Power" or the "Company"), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, today announced that it has secured a $3.5 million order from a large international container shipping company.

Pioneer Power will supply a highly customized energy solution, including two integrated power centers with redundant 15kv medium voltage switchgear, an integrated power control building and an integrated double-ended 750kva unit substation. This equipment will help deliver reliable and redundant power to the shipping company’s main terminal in Hawaii. The Company expects to ship the solution by June of 2021.

Nathan Mazurek, Pioneer Power’s Chief Executive Officer, commented, “Pioneer Power continues to win business because of our proven ability to customize solutions for unique electrical and mechanical applications. This order, combined with our existing backlog and growing demand for our expertise, gives us increased confidence that our switchgear business revenue and profit should grow notably during 2021 when compared to 2020.”

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company’s principal products include switchgear and engine-generator controls, complemented by a national field-service network to maintain and repair power generation assets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully increase its revenue and profit in the future, (ii) general economic conditions and their effect on demand for electrical equipment, (iii) the effects of fluctuations in the Company’s operating results, (iv) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (v) the Company’s dependence on a single customer for a large portion of its business, (vi) the potential loss or departure of key personnel, (vii) unanticipated increases in raw material prices or disruptions in supply (viii) the Company’s ability to realize revenue reported in the Company’s backlog, (ix) future labor disputes, (x) changes in government regulations, (xi) the fact that the Company’s chairman, who controls a majority of the Company’s voting power, may develop interests that diverge from yours, (xii) the liquidity and trading volume of the Company’s common stock and (xiii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com